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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            MINDARROW SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)



               Delaware                               77-0511097
       (State of incorporation)          (I.R.S. Employer Identification No.)

             101 Enterprise
               Suite 340
             Aliso Viejo, CA                             92656
   (Address of principal executive offices)            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class              Name of each exchange on which
           to be so registered              each class is to be registered

              Not applicable                              None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-91819

     Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, $0.001 par value
                               (Title of class)

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     Item 1.  Description of Registrant's Securities to be Registered.

     The securities to be registered hereunder are the shares of common stock, par value $0.001 per share (the "Common Stock"), of MindArrow Systems, Inc. (the "Registrant"). A description of the Registrant's Common Stock is incorporated by reference to the Company's Prospectus included in the Company's Registration Statement on Form S-1, as amended (Commission File No. 333-91819) filed with the Securities and Exchange Commission (the "Form S-1").

     Item 2. Exhibits.

             The following exhibits are filed as part of this Registration
Statement:

                          1. Certificate of Incorporation, dated as of March 31,
               2000, of the Registrant incorporated by reference to Exhibit 3.1 to Form S-1.

                          2. Bylaws of the Registrant incorporated by reference
               to Exhibit 3.2 to Form S-1.

                          3. Amended And Restated Investor Rights Agreement of
               the Registrant incorporated by reference to Exhibit 4.1 to Form S-1.

                          4. Form of Registrant's Specimen Common Stock
               Certificate incorporated by reference to Exhibit 4.2 to Form S-1.



                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     MINDARROW SYSTEMS, INC.



Date:  July 25, 2000                  By:  /s/ Robert I. Webber
                                         ----------------------
                                          Robert I. Webber
                                          President and Chief Executive Officer

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                                 EXHIBIT INDEX


   Exhibit                             Description
   -------                             -----------

      1 Certificate of Incorporation, dated as of March 31, 2000, of the Registrant incorporated by reference to Exhibit 3.1 to Form S-1.

      2         Bylaws of the Registrant incorporated by reference to Exhibit
                3.2 to Form S-1.

      3 Amended And Restated Investor Rights Agreement of the Registrant incorporated by reference to Exhibit 4.1 to Form S-1.

      4 Form of Registrant's Specimen Common Stock Certificate incorporated by reference to Exhibit 4.2 to Form S-1.